UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 7, 1996

                                 --------------


                            BEST PRODUCTS CO., INC.
             (Exact name of registrant as specified in its charter)


      Virginia                        0-24178                 54-0853592
(State or other jurisdiction   (Commission File Number)   (I. R. S. Employer
   of incorporation)                                      Identification No.)




  1400 Best Plaza, Richmond, Virginia                        23227-1125
(Address of principal executive offices)                     (Zip Code)


                                 (804) 261-2000
              (Registrant's telephone number, including area code)




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Item 2.  Acquisition or Disposition of Assets.

            On October 29, 1996, the Company announced it had signed a modified deal to sell substantially all of its retail-related assets to an investor group comprised of Jubilee Limited Partnership III (an affiliate of the Schottenstein family), Bernstein Financial Group, LLC, Alco Capital Group, Inc. and The Nassi Group, LLC. The Company is in the process of liquidating 81 stores pursuant to a bankruptcy court approved transaction involving substantially the same investor group. The new agreement also calls for the investor group to conduct store-closing or similar sales as Best Products' agent at all remaining Best locations. The bankruptcy court has scheduled a hearing for November 19, 1996 to consider the new agreement. A copy of the press release issued by the Company on October 29, 1996 and the new agreement are attached as exhibits hereto.


Item 7.  Financial Statements and Exhibits.

            (a)         Financial Statements of Business Acquired.

                        Not Applicable.

            (b)         Pro Forma Financial Information.

                        Not Applicable.

            (c)         Exhibits.

                        10. Asset Purchase Agreement, including Store Closing
                            Addendum, between Best Products Co., Inc., Seller, and Jubilee Limited Partnership III, Bernstein Financial Group, LLC, Alco Capital Group, Inc. and The Nassi Group, LLC, Buyer, dated as of October 29, 1996.

                        99. Press Release of the Company dated October 29, 1996.




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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          BEST PRODUCTS CO., INC.



Date: November 7, 1996                    /s/ Daniel H. Levy
                                          ------------------
                                          Daniel H. Levy
                                          Chairman and Chief Executive Officer


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                                         EXHIBIT INDEX

Exhibit
Number                                  Description                        Page

10. Asset Purchase Agreement, including Store Closing Addendum, between Best Products Co., Inc., Seller, and Jubilee Limited Partnership III, Bernstein Financial Group, LLC, Alco Capital Group, Inc. and The Nassi Group, LLC, Buyer, dated as of October 29, 1996.

99.       Press Release of the Company dated October 29, 1996.